Exhibit 99

Ex-Im Bank Approves $1,140,000 Loan Guarantee to Finance
Export of ZBB Energy’s Power Control and Storage Systems

Milwaukee, Wis. – April 17, 2013 – ZBB Energy Corporation (NYSE MKT: ZBB), a leading developer of intelligent, renewable energy power platforms and hybrid vehicle control systems, announced today that Export-Import Bank of the United States (Ex-Im Bank) will guarantee working capital loans to be made by InvestorsBank, Waukesha, Wisconsin to finance the export of ZBB’s energy power control and storage systems. The loan process is applied to individual foreign customers having entered into valid sales contracts with ZBB.  Ex-Im Bank and InvestorsBank approved ZBB’s initial request for working capital of $1,140,000.

"We are looking forward to working with InvestorsBank and the Ex-Im Bank for current and future export financing.  We have a growing pipeline of projects around the world, and the Ex-Im guarantee provides attractive financing to support a corresponding growth in working capital,” said Eric Apfelbach, CEO and President of ZBB Energy.  “Combined with our recently announced $10 million equity agreement with Aspire Capital, we have significantly improved our financial flexibility to support the growth of our business.”

The transaction is being made possible by utilizing Ex-Im Bank’s working capital financing that is available to exports of products manufactured in the United States.

"We are pleased to have secured this Ex-Im Bank guaranteed financing program for our valued customer, ZBB Energy, and we look forward to our continued banking relationship,” said David C. Mohorich, Vice President, commercial banking at InvestorsBank.

About Ex-Im Bank

Ex-Im Bank is an independent, self-funding federal-government agency that creates and maintains U.S. jobs by filling gaps in private export financing at no cost to American taxpayers. In the past five years (FY 2008 through FY 2012), Ex-Im Bank has earned for U.S. taxpayers nearly $1.6 billion above the cost of operations. The Bank provides a variety of financing mechanisms, including working capital guarantees, export-credit insurance and financing to help foreign buyers purchase U.S. goods and services.  Under its Environmental Exports Program, Ex-Im Bank provides enhanced support for U.S. exports to renewable-energy projects and other exports that benefit the environment. Features include extended repayment terms (up to 18 years for renewable-energy and water projects) and coverage of local costs for up to an additional 30 percent of the U.S. contract price.

About InvestorsBank

InvestorsBank and InvestorsBancorp is a privately held, Wisconsin state charter, single bank holding company and is a member of the Federal Deposit Insurance Corporation.  The bank was organized in 1996 and currently operates out of a single location in Waukesha, Wisconsin, serving the greater metropolitan Milwaukee markets.

The bank provides commercial and private banking products, services and advice to entrepreneurial, closely-held businesses, business owners, executives, individuals, families and professionals dedicated to building and preserving long-term wealth.

About ZBB Energy Corporation

ZBB Energy Corporation (NYSE MKT: ZBB) designs, develops, and manufactures advanced energy storage, power electronic systems, and engineered custom and semi-custom products targeted at the growing global need for distributed renewable energy, energy efficiency, power quality, and grid modernization. ZBB and its power electronics subsidiary, Tier Electronics, LLC, have developed a portfolio of integrated power management platforms that combine advanced power and energy controls plus energy storage to optimize renewable energy sources and conventional power inputs whether connected to the grid or not. Tier Electronics participates in the energy efficiency markets through their hybrid vehicle control systems, and power quality markets with their line of regulation solutions. Together, these platforms solve a wide range of electrical system challenges in global markets for utility, governmental, commercial, industrial and residential end customers. Founded in 1986, ZBB's platforms ensure optimal efficiencies today, while offering the flexibility to adapt and scale to future requirements. ZBB's corporate offices and production facilities are located in Menomonee Falls, Wisconsin, USA with offices also located in Perth, Western Australia. For more information, visit: www.zbbenergy.com.

Safe Harbor Statement

Certain statements made in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "estimate," "anticipate" or other comparable terms. Forward-looking statements in this press release may address the following subjects among others: statements regarding the sufficiency of our capital resources, expected operating losses, expected revenues, expected expenses and our expectations concerning our business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and our subsequently filed Quarterly Reports on Form 10-Q. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

ZBB Energy Investor Relations Contact:

David Mossberg
Three Part Advisors, LLC
817-310-0051